                          CAPACITY COMMITMENT AGREEMENT


             THIS CAPACITY COMMITMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), entered into as of this 10 day of November, 2000, between SOUTH AMERICAN CROSSING LTD. a company organized and existing under the laws of Bermuda and having its principal office in Hamilton, Bermuda (said company, and any permitted successor or assign hereunder, ("Grantor") and IMPSAT FIBER NETWORKS, INC. a corporation organized and existing under the laws of the State of Delaware having its principal office at Wilton Manors, Florida (said company, and any permitted successor or assign hereunder, "Purchaser"). Grantor and Purchaser are herein sometimes collectively referred to as the "Parties" and each, individually, as a "Party".

                              W I T N E S S E T H:

             WHEREAS, Mid-Atlantic Crossing Ltd. has constructed a fiber optic cable system connecting New York, Florida and St. Croix, known as the Mid-Atlantic Crossing System or "MAC-1";


             WHEREAS, Pan American Crossing Ltd. is constructing a fiber optic cable system connecting California, Mexico, Panama and St. Croix, known as the Pan American Crossing System or "PAC";


             WHEREAS, Grantor is constructing a fiber optic cable system connecting various principal cities in South America, known as the South American Crossing System or "SAC";

             WHEREAS, Atlantic Crossing Ltd. has constructed fiber optic cable systems connecting the United States, the United Kingdom, the Netherlands and Germany known as Atlantic Crossing System, I and II or "AC-1"; and "AC-2"

             WHEREAS, Pacific Crossing Ltd. is constructing a fiber optic cable system connecting the United States and Japan known as the Pacific Crossing System or "PC-1";


             WHEREAS, Global Crossing Pan European Crossing Holdings B.V. is constructing a fiber optic cable network connecting various principal cities in Europe, known as Pan European Crossing or "PEC";


             WHEREAS, Mid-Atlantic Crossing Ltd., Pan American Crossing Ltd., South American Crossing Ltd., Atlantic Crossing Ltd, Pacific Crossing Ltd, and Global Crossing Pan European Crossing Holdings B.V. and each of their respective subsidiaries, are affiliates hereinafter collectively referred to as the "System Companies" and MAC-1, PAC, AC-1, AC-2, PC-1 and PEC SAC are hereinafter collectively referred to as the "Systems", (attached hereto as Exhibit 1 is a map of the Systems);

             WHEREAS, additional companies under common control with Grantor may in the future construct other systems, though there is no obligation to do so, in which case such companies will be deemed to be System Companies under this Agreement; and such systems will be deemed to be "Systems"

             WHEREAS, Purchaser desires to acquire rights with respect to capacity on one or more of the Systems on an indefeasible right of use basis ("IRU"); and

             WHEREAS, Grantor is affiliated with each of the System Companies and can cause IRUs to be granted in capacity on the Systems to Purchaser;

             NOW, THEREFORE, the Parties, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, covenant and agree with each other as follows:

1.     DEFINITIONS.

       Unless otherwise defined herein, all terms which are commonly used in the telecommunications industry shall have the meanings commonly given such terms in such industry. In addition to terms defined in the preamble, the recitals, and in the text of this Agreement, the following terms shall have the following meanings:

       "Affiliate" means in relation to any entity any other present or future entity controlled by or under common control with such entity. As used in this definition "control" shall mean as to any Person, (i) any corporation of which more than 20% of the outstanding stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person have more than a 20% equity interest therein.

       "Annual Commitments" means the amount of Capacity that must be purchased prior to the end of an Annual Period beginning on the Effective Date.

       "Annual Period" means, for the first such period, the period beginning on the Effective Date and ending on the [ ]* of the RFS Date and, thereafter, [ ]* period occurring during the term of this Agreement.

       "Availability Date" means the date on which the Capacity is available for service in accordance with the ITU recommendations specified in the Capacity Purchase Agreement.

       "Anchor Tenant Prices" means the prices set out in Section 3.



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* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

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       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Bermuda, Buenos Aires or New York City are authorized or required to close.

       "Capacity" means capacity on the Systems.

       "Capacity Purchase Agreement" or "CPA" means the agreement of even date entered into by the Parties or other agreements to be entered into between the Parties or their Affiliates pursuant to which Purchaser or its Affiliates shall acquire and Grantor or its Affiliates shall grant any IRUs contemplated by this Agreement (attached hereto as Appendix A).

       "Dollars" or "$" means United States Dollars.


       "Effective Date" means the date this Agreement has been signed by both Parties.

       "Indefeasible Right of Use" or "IRU" means a contractual right for a defined duration of years in which the Purchaser or its Affiliate is authorized to utilize certain Capacity of the Grantor, and which contractual right of utilization is not subject to defeasance, denial or withdrawal except on terms stated in the Agreement or the applicable Capacity Purchase Agreement.

       "Minimum Capacity Unit" or "MCU" means, with respect to any System, the minimum amount of capacity that may be purchased by the Purchaser on such System. The Grantor shall designate the MCU on each System.

       "Points of Presence" or "POP" means the points of presence of the Grantor and/or its Affiliates on the Global Crossing Network at which Purchaser is authorized by Grantor to interconnect to send and receive traffic to and from the Global Crossing Network. Individually, each of the Points of Presence may be referred to herein as a "Point of Presence".

       "Published Prices" means the Global Crossing list prices for Capacity that Grantor generally offers to its Customers for the purchase of single MCUs on the Systems as will be supplemented from time to time to include new systems and reflect any price changes.

       "RFS Date" means the date upon which the Grantor notifies the Purchaser in writing that SAC as described in Exhibit 1 is ready for service on a fully protected basis.

       "Subsidiary" means as to any Person, (i) any corporation of which more than 20% of the outstanding stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person have more than a 20% equity interest therein.

       "SAC Wavelength" means a 10 gigabits per second Wavelength on SAC with access to the Points of Presence at Puerto Viejo, Venezuela; Fortaleza, Brazil; Rio de Janeiro, Brazil; Santos, Brazil and Buenos Aries, Argentina.

       "Wavelength" means a linear bi-directional 2.5 gbps or 10 gbps wavelength.

2.     PURCHASE AGREEMENT.

       (a) The Purchaser hereby unconditionally and irrevocably agrees to purchase, pay for and activate, and/or cause one or more of its Subsidiaries, to purchase, pay for and activate, MCUs on the Systems in an aggregate amount of $46,000,000 (the "Commitment") during the period commencing on the Effective Date and ending [ ]* after the RFS Date (the "Capacity Purchase Period"). The Parties acknowledge that the Initial Committed Capacity purchased under the CPA of even date shall be applied towards Purchaser's Annual Commitment.

             [  ]*

       (b) The payment terms for purchases of MCU's in accordance with the terms hereof shall be as follows:

             (i) The Purchaser shall pay the sum of $[ ]* as a non-refundable deposit (the "Deposit"), representing [ ]*% of the Commitment, within three Business Days of the date of this Agreement .The Deposit shall be allocated on a pro rata basis towards the Initial Payment of all Capacity purchased hereunder.

             (ii) The Purchaser shall pay the Purchase Price for each MCU of Capacity purchased during the Capacity Purchase Period (less [ ]*% representing the pro rata portion of the Deposit allocated to the relevant Capacity) immediately prior to activation of that Capacity in accordance with Section 3 of the CPA. In satisfaction of the Commitment, Purchaser shall purchase Capacity on the Systems at least equal to the amounts set out below, by the dates set out below. If Purchaser fails to purchase and pay for such Capacity prior to the dates set out below the Purchaser shall pay the amount of the deficit in the amount purchased during the applicable Annual Period on the dates set out below. Capacity purchases in excess of an Annual Commitment


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* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


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

                    shall be applied to reduce the amount of the Annual Commitment due in the succeeding Annual Period.

             (iii) The Deposit and payments applied towards the Annual Commitment shall be non-refundable and shall be credited towards the payment of the Purchase Price for Capacity purchased to satisfy the Commitment.



                                                          Annual Commitment
               Date
               ----
               [   ]*




       (d) Grantor shall cause its Affiliates to comply with the terms of the CPA and make Capacity available on an IRU basis on the Systems. Purchaser's and Grantor's Affiliates have executed a CPA on the Effective Date which, subject to Section 2 (e), shall govern all future purchases of Capacity to fulfill the Commitment. Each purchase of MCUs on any System pursuant to Section 2(a) of this Agreement shall be effected by the Purchaser or its Affiliate(s) executing, delivering and complying with a supplement to the CPA in the form of Schedule 2 to that CPA or as otherwise required by
              Section 2(e).

       (e) At the request of either party within 30 days of any Capacity being purchased the parties shall cause their local Affiliate(s) to execute separate capacity purchase agreements , for sections of the Capacity situated within the territorial limits of each of the countries in South America to which Capacity is being sold under the CPA and this Agreement ("Local Capacity"), which shall be executed by the aforementioned entities within five business days
              (5) of the date of such request. Such separate agreements shall be on terms identical to those stated in the CPA , except as to modifications which may be required to conform to local law.

       (f)    [ ]*

       (g)    [ ]*

       (h) [ ]*. If the Purchaser does not enter into an agreement to purchase such Capacity within 30 days of such notice

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* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


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

              then Grantor shall have no further obligation to make such Capacity available to Purchaser until such time as Grantor completes the relevant upgrade or construction of a new System which may be required to make additional Capacity available.

       (i) The unavailability of Capacity following proper notice as indicated in section 2(h) shall not excuse Purchaser from paying an amount equal to the Annual Commitments on the dates set out in
              Section 2(c); however if Grantor does not make new Capacity available within six months of the date Capacity becomes unavailable on a System or traffic route, and such unavailability has prevented Purchaser from activating sufficient Capacity on the Systems to meet its annual Commitment, then Grantor may at its discretion either extend the next Annual Payment due date or allow Purchaser to delay payment of a portion of the Annual Payment as applicable.

       (j) The Grantor will at any time upon the Purchaser's request, but not more than once per month, supply the Purchaser with its current list of Published Prices.

3.     ANCHOR TENANT PRICES

The Anchor Tenant Prices for POP to POP connections are as follows: -

(a)     SAC


       (i) $[ ]* per STM-1 between any two Grantor's POPs located on SAC as set forth in Exhibit 2; with Initial Maintenance Costs per STM-1 per annum as follows: In year 1, $[ ]*, in year 2, $[ ]* and in year 3 and each subsequent year until termination of the IRU, $[ ]*.

       (ii) $[ ]* per STM-1 between any of Grantor's POPs located on SAC and Miami, Florida or New York, New York; and

       (iii) $[ ]* per STM-1 between Caracas Venezuela or Panama and Miami, Florida or New York, New York, with Initial Maintenance Costs per STM-1 per annum as follows: In year 1 $[ ]* 1; year 2 $[ ]*; and year 3 and each subsequent year until termination of the IRU $[ ]*.

       (iv)   The prices described above reflect the [ ]* described in Section 2
              (b) on the specified POP to POP connections for Capacity purchased to satisfy the Commitment.

(b)     PAC

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* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

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

              Purchaser [ ]* in effect [ ]* days before the date of Activation of Capacity on any POP to POP connection between any South American City on SAC and Los Angeles, California, or Mexico City, Mexico.

       (c)    OA&M

              The maintenance costs for the Capacity purchased pursuant to this Agreement will be a flat rate per annum payable quarterly in advance. Maintenance costs will be as agreed between the parties as set out in Schedule 1 of the CPA. For all future Capacity purchases, maintenance costs will not exceed [ ]*. Maintenance costs for Capacity purchased on the Excluded Systems will be the Published Prices for such costs at the date of the relevant CPA.

4.     COLLOCATION

       The Grantor agrees to provide collocation space to Purchaser for the installation of equipment at any POP on substantially the same terms specified in the License Agreement attached hereto as Appendix A, which may be modified when necessary to conform to the requirements of local law. The Purchaser will be permitted to connect to the ODF interconnected to the SDH platform at the Facility (as defined in the Collocation Form attached as Appendix A) or, where this is not permitted under the terms of the Licence Agreement , the Purchaser shall require the Grantor to carry out any necessary work to connect to the ODF on behalf of and at the cost of the Purchaser. This provision shall not operate so as to provide any limitations in connection with future collocation of Wavelengths.

5.     REPRESENTATIONS

       (a)   The Grantor hereby represents and warrants to the Purchaser that
(i) the Grantor is a corporation duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor (iv) that Grantor has the authority to cause its Affiliates and Subsidiaries to make Capacity available and grant IRUs to Purchaser on the System .

       (b)   The Purchaser hereby represents and warrants to the Grantor that
(i) the Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary corporate action on the part of such Purchaser and this Agreement is a valid, binding


----------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


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

and enforceable obligation of the Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by the Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on the Purchaser.

6.      SETTLEMENT OF DISPUTES.

       (a) The parties hereto shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

       (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal shall issue a written opinion and will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, New York, USA.

7.      GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

8.     NO THIRD PARTY BENEFICIARIES; WAIVER OF IMMUNITY.

       This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser) with any remedy, claim, liability, reimbursement, cause of action, or any other right. The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

9.     ASSIGNMENT.

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

       (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (b) The Grantor shall solely be responsible for complying with all of the terms binding on the "Grantor" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity except that the Grantor shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to the Grantor or its Affiliates and (ii) assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any Affiliate or Subsidiary of the Grantor. The Grantor shall give the Purchaser notice of any such assignment, transfer or other disposition or any such delegation.

       (c) The Purchaser shall solely be responsible for complying with all of the terms binding on the "Purchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity; provided, that the Purchaser may assign its right to: (i) effect a collateral assignment of its rights hereunder to one or more lenders to the Grantor or its Affiliates and (ii) assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any Affiliate or Subsidiary. The Purchaser shall give the Grantor prior written notice of any such assignment

       (d) Any assignment, transfer or other disposition by any party hereto which is in violation of this Section shall be void and of no force and effect.

10.    NOTICES.

       Each notice, demand, certification or other communication given or made under this Agreement shall be in writing in English and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):

                 If to the Purchaser:  IMPSAT Fiber Networks, Inc.
                                       E. Rawson de Delleplane # 150 9th Floor
                                       (C1107BCA)
                                       Buenos Aires
                                       Argentina
                                       Fax No: 5411 4363 3758
                                       Attention: Alexander Rivelis

                 If to the Grantor:    South American Crossing Ltd.
                                       Wessex House
                                       45 Reid Street
                                       Hamilton HM 12 Bermuda
                                       Fax No.: 1 441 296 8607
                                       Attention: General Counsel

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

       Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

11.    SEVERABILITY.

        If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

12.    HEADINGS

       The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

13.    COUNTERPARTS.

       This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

14.    ENTIRE AGREEMENT

       This Agreement supersedes all prior or written understandings between the parties hereto and, together with the Shareholders Agreement, constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

15.    PUBLICITY AND CONFIDENTIALITY.

       The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than Affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) as required by law or upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, (vi) to the extent necessary, to the operator, maintainer and administrator of any System and/or (vii) to any actual or proposed permitted assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section. Notwithstanding the foregoing, in the event that the Purchaser intends to disclose any Confidential Information pursuant to clause
(i) or (ii) of the preceding sentence, the Purchaser agrees to (a) provide the Grantor with prompt notice before such disclosure in order that the Grantor may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (b) cooperate with the Grantor in attempting to obtain such order or assurance.

16.    LIMITATION OF LIABILITY.

       In no event shall the Purchaser or the Grantor (or any of its Affiliates) be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated therewith. The terms of the CPA shall govern Grantor's liability in respect to Capacity purchased there under.


             IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the jurisdictions set forth beneath their signatures, effective on the date first written above.


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





SOUTH AMERICAN CROSSING LTD.


By:
       ------------------------------------------------------------
        Name:
        Title:



IMPSAT FIBER NETWORKS, INC.


By:
       ------------------------------------------------------------
        Name:
        Title:

                             [GLOBAL CROSSING LOGO]



                          CAPACITY COMMITMENT AGREEMENT

                                     BETWEEN

                          SOUTH AMERICAN CROSSING LTD.

                                       AND

                           IMPSAT FIBER NETWORKS, INC.



                   ------------------------------------------



                                      -13-